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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                ______________


                                   FORM 8-K

                                CURRENT  REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


      Date of Report: (Date of earliest event reported): January 23, 2002
                              (January 22, 2002)



                        Gundle/SLT Environmental, Inc.
        --------------------------------------------------------------
                 (Exact name of registrant as specified in its
                                   charter)


                                   Delaware
        --------------------------------------------------------------
                (State or other jurisdiction of incorporation)


               1-9307                            22-2731074
        ------------------------      --------------------------------
        (Commission File Number)      (IRS Employer Identification No.)


                19103 Gundle Road, Houston, Texas       77073
        --------------------------------------------------------------
             (Address of principal executive offices)  (Zip Code)


     Registrant's telephone number, including area code (281) 443-8564
                                                        --------------


                                Not Applicable
        --------------------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 5.  Other Events

                   Acquisition Of Serrot International, Inc.

     On January 22, 2002, Gundle/SLT Environmental, Inc. ("GSE") entered into an agreement to acquire the stock of Serrot International, Inc. ("SII") from Waste Management Holdings, Inc. ("WMI") for $30 million. Closing of the acquisition is expected to take place in the next few days.

     Under terms of the agreement, GSE will purchase SII, excluding SII's roofing materials business and certain other assets. The excluded business and other assets are being sold prior to GSE's purchase of SII or being retained by WMI. The proposed acquisition is subject to, among other things, GSE arranging $80 million of US financing, including $45 million of refinancing, of which approximately $43 million is expected to be outstanding immediately after the acquisition depending on the amount of cash acquired in the transaction.

     For the nine months ended September 30, 2001, GSE reported a net income of $827,000 on revenue of $127.9 million. SII's retained business revenue was $122.4 million for the same period.

     Both GSE and SII are international providers of geomembrane liner systems used in landfills, mining, and industrial applications. GSE has US manufacturing locations in Houston, TX, Spearfish, SD, and Kingstree, SC. SII's US operations in Henderson, NV and Wellford, SC will be moved to GSE's US manufacturing plants.

     Internationally, GSE has manufacturing locations in Rechlin, Germany; Soham, England; Rayong, Thailand; and Cairo, Egypt. SII has two manufacturing operations in Canada, one of which it owns 51%. SII also has an 80% interest in an Irish joint venture and a 40% interest in a German joint venture. Both companies have installation operations in the US, Germany and the UK. These installation operations will be combined to provide low cost services to customers.

     Management believes these two organizations compliment each other very well. With this acquisition, GSE gains access to products it presently purchases and the opportunity to supply SII customers with product that GSE presently manufactures. The consolidation that has taken place within GSE's primary customer base has resulted in increased demand for more cost-efficiency and responsiveness to their needs. Management believes this combination should provide GSE the resources and the economies of scale that will greatly benefit GSE's worldwide customer base by giving them access to the broadest and most cost-effective range of products and services in the industry.

     Gundle/SLT Environmental, Inc., headquartered in Houston, is a global manufacturer and marketer of geosynthetic lining solutions, products and services used in the containment and management of solids, liquids and gases for organizations engaged in waste management, mining, water, wastewater, and aquaculture. GSE has also diversified its product line to include geosynthetic textiles, and premium nonwoven fabrics that are sold in a variety of markets including agriculture, automotive, electrical, construction, civil engineering, medical, furniture and bedding.

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     This Form 8-K contains certain forward-looking statements as such term is defined in the Private Securities Litigation Reform Act of 1995. When used in this Form 8-K, the words, "believe", "expect", "intend" and words or phrases of similar import, as they relate to GSE or its management, are intended to identify forward-looking statements. Such statements reflect the current risks, uncertainties and assumptions related to certain factors including, among other things, competitive market factors, worldwide manufacturing capacity in the industry, general economic conditions around the world, raw material pricing and supply, governmental regulation and supervision, seasonality, distribution networks, and other factors described more fully in GSE's other reports filed with the Securities and Exchange Commission. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those currently believed, expected or intended.

Item 7.  Financial Statements and Exhibits

  Exhibit No.                           Exhibit
  -----------                           -------
      2.1* Stock Purchase Agreement, dated as of January 22, 2002, between Waste Management Holdings, Inc. and Gundle/SLT Environmental, Inc.

___________
*This Agreement omits certain exhibits and schedules which will be provided upon request.

                           [SIGNATURE PAGE FOLLOWS]

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 23, 2002

                                    GUNDLE/SLT ENVIRONMENTAL, INC.


                                    By:  /s/ Roger J. Klatt
                                         ---------------------------
                                           Roger J. Klatt,
                                           Executive Vice President,
                                           Chief Financial Officer
                                           and Treasurer

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